Fourth Quarter 2025 Earnings Conference Call 1/20/2026 HANCOCK WHITNEY Exhibit 99.2

This presentation contains forward-looking statements within the meaning of section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements that we may make include statements regarding our expectations of our performance and financial condition, balance sheet and revenue growth, the provision for credit losses, capital levels, deposits (including growth, pricing, and betas), investment portfolio, other sources of liquidity, loan growth expectations, management’s predictions about charge-offs for loans, the impact of current and future economic conditions, including the effects of declines in the real estate market, tariffs or trade wars (including reduced consumer spending, lower economic growth or recession, reduced demand for U.S. exports, disruptions to supply chains, and decreased demand for other banking products and services), high unemployment, inflationary pressures, increasing insurance costs, fluctuations in interest rates, including the impact of changes in interest rates on our financial projections, models and guidance and slowdowns in economic growth, as well as the financial stress on borrowers as a result of the foregoing, general economic business conditions in our local markets, Federal Reserve action with respect to interest rates, the effects of war or other conflicts, acts of terrorism, climate change, the impact of natural or man-made disasters, the adequacy of our enterprise risk management framework, potential claims, damages, penalties, fines and reputational damage resulting from pending or future litigation, regulatory proceedings, assessments, and enforcement actions, as well as the impact of negative developments affecting the banking industry and the resulting media coverage; the potential impact of current or future business combinations on our performance and financial condition, including our ability to successfully integrate the businesses, success of revenue-generating and cost reduction initiatives, the potential impact of third-party business combinations in our footprint on our performance and financial condition, the effectiveness of derivative financial instruments and hedging activities to manage risks, projected tax rates, increased cybersecurity risks, including potential business disruptions or financial losses, and the impact of artificial intelligence on our business operations, the adequacy of our internal controls over financial and non-financial reporting, the impact of changes in U.S. laws or policies, including those related to credit card interest rates, the financial impact of regulatory requirements and tax reform legislation, deposit trends, credit quality trends, net interest margin trends, future expense levels, future profitability, improvements in expense to revenue (efficiency) ratio, purchase accounting impacts and expected returns. Also, any statement that does not describe historical or current facts is a forward-looking statement. These statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “forecast,” “goals,” “targets,” “initiatives,” “focus,” “potentially,” “probably,” “projects,” “outlook," or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would,” and “could.” Forward-looking statements are based upon the current beliefs and expectations of management and on information currently available to management. Our statements speak as of the date hereof, and we do not assume any obligation to update these statements or to update the reasons why actual results could differ from those contained in such statements in light of new information or future events. Forward-looking statements are subject to significant risks and uncertainties. Any forward-looking statement made in this presentation is subject to the safe harbor protections set forth in the Private Securities Litigation Reform Act of 1995. Investors are cautioned against placing undue reliance on such statements. Actual results may differ materially from those set forth in the forward-looking statements. Additional factors that could cause actual results to differ materially from those described in the forward-looking statements can be found in Part I, “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024, and in other periodic reports that we file with the SEC. Important cautionary statement about forward-looking statements

Non-GAAP Reconciliations & Glossary of Terms Throughout this presentation we may use non-GAAP numbers to supplement the evaluation of our performance. The items noted below with an asterisk, "*", are considered non-GAAP. These non-GAAP financial measures should not be considered alternatives to GAAP-basis financial statements, and other bank holding companies may define or calculate these non-GAAP measures or similar measures differently. Reconciliations of those non-GAAP measures to the comparable GAAP measure are included in the appendix to this presentation. The earnings release, financial tables and supporting slide presentation can be found on the company’s Investor Relations website at investors.hancockwhitney.com. ABL – Asset Based Lending ACL – Allowance for credit losses AEA – Average Earning Assets AFS – Available for sale securities Annualized – Calculated to reflect a rate based on a full year AOCI – Accumulated other comprehensive income ARM – Adjustable Rate Mortgage B – Dollars in billions Beta – repricing based on a change in market rates BOLI – Bank-owned life insurance bps – basis points Brokered Deposits – deposits obtained directly or indirectly through a deposit broker typically offering higher interest rates C&D – Construction and land development loans CD – Certificate of deposit CET1 – Common Equity Tier 1 Ratio CF – Cash flow CMBS – Commercial mortgage-backed securities CMO – Collateralized mortgage obligations CRE – Commercial real estate CSO – Corporate strategic objective DDA – Noninterest-bearing demand deposit accounts *Efficiency ratio – noninterest expense to total net interest (TE) and noninterest income, excluding amortization of purchased intangibles and other supplemental disclosure items EOP – End of period EPS – Earnings per share Fed – Federal Reserve Bank FF – Federal Funds FHLB – Federal Home Loan Bank FRB-DW – Federal Reserve Bank Discount Window Free Securities – market value of unencumbered investment securities owned by the bank FTE – Full time equivalent FV – Fair Value HFS – Held for sale HTM – Held to maturity securities IB – Interest-bearing ICRE – Income-producing commercial real estate ICS – Insured Cash Sweep IRR – Interest rate risk Line Utilization - represents the used portion of a revolving line resulting in a funded balance for a given portfolio; credit cards, construction loans (commercial and residential), and consumer lines of credit are excluded from the calculation Linked-quarter (LQ) – current quarter compared to previous quarter LOC – Line of credit LQA – Linked-quarter annualized M&A – Mergers and acquisitions MM – Dollars in millions MMDA – Money market demand account MMDDYY – Month Day Year MSA – Metropolitan Statistical Area Munis – Municipal obligations NII – Net interest income *NIM – Net interest margin (TE) OCI – Other comprehensive income OFA – Other foreclosed assets O/N – Overnight Funds ORE – Other real estate PF – Public Funds *PPNR and *Adjusted PPNR – Pre-provision net revenue, defined as net income excluding provision expense and income tax expense, plus the taxable equivalent adjustment; adjusted PPNR is PPNR excluding supplemental disclosure items; also known as adjusted leverage Repo – Customer repurchase agreements RMBS – Residential mortgage-backed securities ROA – Return on average assets ROTCE – Return on tangible common equity RWA – Risk Weighted Assets SBA – Small Business Administration SBIC – Small business investment company SNC – Shared national credit SOFR – Secured Overnight Financing Rate S2 – Slower growth, downside scenario *Supplemental disclosure items – certain items that are outside of our principal business and/or are not indicative of forward-looking trends; these items are presented below GAAP financial data and excluded from certain adjusted ratios and metrics TCE – Tangible common equity ratio (common shareholders’ equity less intangible assets divided by total assets less intangible assets) *TE – Taxable equivalent (calculated using the current statutory federal tax rate) XHYY – Half Year XQYY – Quarter Year Y-o-Y – Year over year

HWC Nasdaq Listed HNCOCK WHITNEY 4 *Most recent quarter-end regulatory capital ratios preliminary until finalization of our regulatory filings As of December 31, 2025 (Healthcare) (ABL) (Operations) (Trust) $35.5 billion in Total Assets $24.0 billion in Total Loans $29.3 billion in Total Deposits 13.66% CET1 Ratio* 10.06% TCE Ratio $5.2 billion in Market Cap Baa2 Moody’s Long-term issuer rating; stable outlook BBB S&P Long-term issuer rating; stable outlook 180 banking locations Approximately 3,600 (FTE) employees corporate-wide 221 ATMs Corporate Profile

How we do business Our Mission. Each day, we reaffirm our mission to help people achieve their financial goals and dreams. Our Purpose. We work hard to create opportunities for people and the communities we serve, our purpose for doing what we do. Our Promise to Associates. We honor and respect associates with a heartfelt promise: You can grow. You have a voice. You are important. Honor & Integrity We proudly bear a figurative badge symbolizing our steady commitment to do the right thing for the people who depend on and trust us. Strength & Stability We maintain strong capital and solid business practices to anchor the company's financial soundness and offer clients safe harbor for their hard-earned money. Commitment to Service With a steadfast pledge to five-star excellence, we strive to deliver exceptional service to our clients and communities every day. Teamwork We embrace the importance of collaboration and work together with people, communities, and each other to empower success in the hometowns we serve. Personal Responsibility Each of us carries the long-burning light of accountability that leads us to go above and beyond our best.  Our core values.

HWC Strong and Stable for More Than 125 Years Strength to manage through challenging economic environments Density in resilient deposit markets Stable, seasoned, diversified deposits; ability to organically grow deposits Top quartile capital levels including all unrealized losses Ability to return capital through dividend increases and share repurchase program Commitment to maintaining a de-risked balance sheet Robust ACL at 1.43% of loans Proven ability to proactively manage expenses Technology investments improve client experience and enhance efficiencies Exceptional, dedicated, committed team of associates

First Quarter 2026 Bond Portfolio Restructuring Total Deposits 12/31/20 $s in millions Time Deposits (retail) $1,835 7% Time Deposits (brokered) $14 ― Interest-bearing public funds $3,235 12% Interest-bearing transaction & savings $10,414 37% Noninterest bearing $12,200 44% $s in billions Avg Qtrly Deposits LQA EOP growth $28.0 $26.0 $24.0 $22.0 $20.0 $18.0 $16.0 1Q20 $24.3 20% 2Q20 $26.7 37% 3Q20 $26.8 -4% 4Q20 $27.0 10% 1Q21 $27.0 10% HNCOCK WHITNEY 15 * Earnings impact calculated after-tax using a 21% tax rate $1.5 billion in bonds sold at yields of 2.49% $98.5 million pretax charge, or impact of $0.93 on EPS* and 26 bps on CET1* $1.4 billion in proceeds reinvested in bonds at a yield of 4.35% Estimated earn back period of 50 months Restructure trading completed on 1/14/26 Impact of transaction on NII and NIM will be fully reflected in 2Q26 Expected annualized impact includes: Yield on bond portfolio +32 bps NIM +7 bps EPS* +$0.23 NII +$23.8 million

Revenue Producers Plan initiated in 2024 to hire additional wholesale, business, and wealth management revenue producers Largely in higher-growth MSAs in Texas and Florida Hired 22 net new bankers from 3Q24 to 4Q25, a 9% increase; expect to hire as many as 50 net new bankers in 2026 Contributes to expected loan and deposit growth in 2026 Multi-Year Organic Growth Plan Facility Expansion Five additional financial center locations in the Dallas MSA One location opened in 4Q25; the remainder will open in 1H26 Solid, established leadership in existing Dallas MSA locations Opportunities to expand market share Location of planned hires

Fourth Quarter 2025 Highlights

- Net income totaled $125.6 million, or $1.49 per diluted share, compared to $127.5 million, or $1.49 per diluted share in 3Q25
- Adjusted Pre-Provision Net Revenue (PPNR)* totaled $174.0 million, compared to $175.6 million in the prior quarter
- Loans increased $362 million, or 6% LQA (Slide 11)
- Deposits increased $620 million, or 9% LQA (Slide 13)
- Criticized commercial loans and nonaccrual loans decreased (Slide 14)
- ACL coverage solid at 1.43% (Slide 15)
- NIM of 3.48%, down 1 bp from the prior quarter (Slide 17)
- CET1 ratio estimated at 13.66%, down 43 bps linked-quarter; TCE ratio at 10.06%, up 5 bps linked-quarter; total risk-based capital estimated at 15.46%, down 46 bps linked-quarter (Slide 21)
- Efficiency ratio* of 54.93%, compared to 54.10% in the prior quarter

($s in millions; except per share data)	4Q25	3Q25	4Q24
Net income	$125.6	$127.5	$122.1
Provision for credit losses	$13.1	$12.7	$11.9
Supplemental disclosure items	–	–	–
Earnings per share – diluted	$1.49	$1.49	$1.40
Return on Assets (%) (ROA)	1.41	1.46	1.40
Adjusted ROA (%)*	1.41	1.46	1.40
Return on Tangible Common Equity (%) (ROTCE)	14.55	15.00	14.96
Adjusted ROTCE (%)*	14.55	15.00	14.96
Net Interest Margin (TE) (%)	3.48	3.49	3.41
Net Charge-offs (%)	0.22	0.19	0.20
CET1 Ratio (%)**	13.66	14.09	14.14
Tangible Common Equity (%)	10.06	10.01	9.47
Adjusted Pre-Provision Net Revenue (TE)*	$174.0	$175.6	$165.2
Efficiency Ratio (%)*	54.93	54.10	54.46

*Non-GAAP measure: See appendix for non-GAAP reconciliation
**Most recent quarter-end regulatory capital ratios preliminary until finalization of our regulatory filings

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2025 Highlights Net income of $486.1 million, or $5.67 per diluted share, compared to $460.8 million, or $5.28 per diluted share, in 2024 Supplemental disclosure items in 2025 results include a pretax charge of ($5.9) million, or $0.05 per share, compared to a net pretax charge of ($3.8) million, or $0.03 per share, in 2024 (see appendix) Adjusted Pre-Provision Net Revenue (PPNR)* totaled $679.9 million, up $38.9 million, or 6%, compared to 2024 Provision for credit losses of $51.2 million in 2025, compared to provision for credit losses of $52.2 million in 2024 EOP loans increased $659 million, or 3% Deposits decreased $213 million, or 1% Criticized commercial loans decreased and nonaccrual loans were relatively stable throughout the year NIM increased 10 bps to 3.47%, largely a result of the changing interest rate environment CET1 ratio estimated at 13.66%, down 48 bps; TCE ratio at 10.06%, up 59 bps; total capital estimated at 15.46%, down 47 bps ($s in millions; except per share data) 2025 2024 Net income $486.1 $460.8 Provision for credit losses $51.2 $52.2 Supplemental disclosure items ($5.9) ($3.8) Earnings per share – diluted $5.67 $5.28 Return on Assets (%) (ROA) 1.40 1.32 Adjusted ROA (%)* 1.41 1.33 Return on Tangible Common Equity (%) (ROTCE) 14.49 15.08 Adjusted ROTCE (%)* 14.63 15.17 Net Interest Margin (TE) (%) 3.47 3.37 Net Charge-offs (%) 0.22 0.19 CET1 Ratio (%)** 13.66 14.14 Tangible Common Equity (%) 10.06 9.47 Adjusted Pre-Provision Net Revenue (TE)* $679.9 $641.0 Efficiency Ratio (%)* 54.78 55.36 *Non-GAAP measure: See appendix for non-GAAP reconciliation **Most recent year-end regulatory capital ratios preliminary until finalization of our regulatory filings

Loan Growth Driven By Strong Production Bar Chart Loans totaled $24.0 billion, up $362 million, or 6% LQA Growth driven by strong Healthcare production, increased ICRE activity, and continued growth in Equipment Finance 4Q25 originations of $1.6 billion and net credit line activity of $0.3 billion were partially offset by prepayments of $1.0 billion and scheduled payments / maturities of $0.5 billion Line utilization of 40.9%, compared to 40.8% in the prior quarter Details on year-over-year growth are included on slide 26 For 2026, we expect year-over-year mid-single digit loan growth Quarter-Over-Quarter Waterfall by Activity Type Quarter-Over-Quarter Waterfall by Product

Loan Portfolio Composition Diversified and De-Risked Total Loans Outstanding % of Total Loans Commitment ($s in millions) Commercial non-RE (C&I) $7,462 31.1% $13,315 CRE – owner 2,699 11.3% 2,847 ICRE 3,773 15.7% 3,914 C&D 1,066 4.5% 2,470 Healthcare (1) 1,989 8.3% 2,423 Equipment Finance 1,442 6.0% 1,442 Energy 170 0.7% 268 Total Commercial $18,601 77.6% $26,679 Mortgage 4,017 16.8% 4,018 Consumer 1,340 5.6% 3,291 Total Loans $23,958 100.0% $33,988         For Information Purposes Only (included in categories above)       Retail (C&I and CRE) $2,268 9.5% $2,633 Hospitality (C&I and CRE) $1,321 5.5% $1,482 Office – ICRE $722 3.0% $740 Office – owner $907 3.8% $961 Multifamily – ICRE $1,107 4.6% $1,122 Multifamily – C&D $331 1.4% $1,172 Loan portfolio diverse across a number of segments and industries Conservative underwriting in both type and structure Underwriting efforts focused on resilient industries and on full-service client relationships Business banking and consumer loans provide depository relationships and favorable yields SNC Loans totaled $2.0 billion at 12/31/25, 8.5% of total loans, down from $2.1 billion or 8.9% of loans at 9/30/25 For additional details on ICRE loans, refer to slide 27 in the appendix As of December 31, 2025 (1) $783 million of healthcare loans outstanding are C&I, $523 million are CRE-Owner, $510 million are ICRE, and $173 million are C&D

Strong Deposit Growth Linked-Quarter Total deposits of $29.3 billion, up $620 million, or 9% LQA Noninterest-bearing DDA increased $70 million, related to an increase in public funds DDA of $191 million in 4Q25 partially offset by lower balances in other DDA accounts DDA as a % of total deposits was 35% in 4Q25, compared to 36% in 3Q25 Increase in interest-bearing public funds of $417 million driven by seasonal inflows Increase in interest-bearing transactions and savings of $223 million due to competitive products and pricing Retail time deposits decreased $90 million driven by maturity concentration and promotional rate reductions during 4Q25 For additional details on deposit composition refer to slide 30 EOP Deposits Mix ($) EOP Deposits Mix (%) * Includes Public Funds DDA (up $191 million linked-quarter) $ in millions % of Total Deposits

Continued Resilient and Improved Asset Quality Criticized commercial loans totaled $535 million, or 2.88% of total commercial loans, at December 31, 2025, down $14 million from $549 million, or 3.01% of total commercial loans, in the prior quarter Nonaccrual loans totaled $107 million, or 0.45% of total loans, at December 31, 2025, down $7 million from $114 million, or 0.48% of total loans, in the prior quarter Expect to compare well to peers; nonaccruals continue near top quartile levels Not experiencing broad signs of weakness among any industry, collateral type, or geography Total Loans $23,299 $23,098 $23,462 $23,597 $23,958 Total Commercial Loans 17,968 17,735 18,057 18,234 18,601 Criticized Commercial Loans 623 594 569 549 535 Nonaccrual Loans 97 104 95 114 107 3.47% 0.42% $ in millions 3.35% 0.45% 3.15% 0.40% 2.88% 0.45% 3.01% 0.48%

Maintained Solid Reserves Provision for the fourth quarter of 2025 of $13.1 million, reflects $13.0 million of net charge-offs and a reserve build of $0.1 million Quarter-end reserve coverage solid at 1.43%, compared to 1.45% in the prior quarter Weighting applied to Moody’s December 2025 economic scenarios was 50% baseline and 50% slower growth (S2), consistent with the third quarter of 2025 Moody’s baseline scenario incorporates expected impacts from current macroeconomic conditions; weighting on S2 scenario reflects potential for slower near-term economic growth than provided for in the baseline scenario Net Charge-offs Reserve Build / (Release) Total Provision  ($s in millions) 4Q25 3Q25 4Q25 3Q25 4Q25 3Q25 Commercial $10.1 $7.4 $0.8 $2.6 $10.9 $10.0 Mortgage (0.1) 0.2 0.2 (1.0) 0.1 (0.8) Consumer 3.0 3.8 (0.9) (0.3) 2.1 3.5 Total $13.0 $11.4 $0.1 $1.3 $13.1 $12.7 Portfolio ($ in millions) 12/31/2025 9/30/2025 Amount % of Loan and Leases Outstanding Amount % of Loan and Leases Outstanding Commercial $240 1.29% $245 1.35% Mortgage 43 1.07% 43 1.06% Consumer 25 1.85% 26 1.93% Allowance for Loan and Lease Losses (ALLL) $308 1.28% $314 1.33% Reserve for Unfunded Lending Commitments 34 — 28 — Allowance for Credit Losses (ACL) $342 1.43% $342 1.45%

Portfolio Reinvestment Drives Yield Increase Securities portfolio* totaled $8.5 billion at 12/31/25, up $74 million linked-quarter 75% AFS, 25% HTM at 12/31/25 $398 million in notional FV hedges are designated on $432 million in bonds, or 7% of AFS securities; these FV hedges provide flexibility to reposition and/or reprice the hedged assets in a changing rate environment Yield 2.98%, up 6 bps primarily due to portfolio reinvestments and a $230 million loss neutral bond swap transaction Premium amortization totaled $6.5 million, down $0.1 million linked-quarter Effective duration 3.9 at 12/31/25, unchanged from 9/30/25 Net unrealized losses on securities portfolio impacted by lower Treasury yields: Bar chart,pie chart Net Unrealized Loss $ in millions 12/31/2025 9/30/2025 AFS ($379) ($410) HTM ($122) ($133) Total ($501) ($543) * Excluding unrealized losses and FV hedges adjustment

4Q25 NIM 3.48%, down 1 bp from 3Q25 NIM 3.51% for the month of December 2025 NII (TE) of $284.7 million, up 1% compared to $282.3 million in the prior quarter Increase in NII primarily driven by higher securities yields, lower cost of deposits, and favorable other borrowing rates, partially offset by lower loan yields Expect modest NIM expansion in 2026 Assumes two 25 bp rate cuts in April and July 2026 NIM Stable Linked-Quarter Cost of Deposits 0.60% 0.50% 0.40% 0.30% 0.20% 0.10% Mar-20 Apr-20 May-20 Jun 20 Jul-20 Aug-20 Sep-20 Oct-20 Nov-20 Dec-20 Mar-21e .59% .41% .33% .29% .25% .21% .20% .19% .17% .17% .13% 3.40% 3.30% 3.20% 3.10% 3.00% 2.90% 2.80% 3Q20 NIM (TE) Impact of Securities Portfolio Purchase/Premium amortization Impact of change in earnings asset mix Lower cost of deposits Net impact of interest reversals and recoveries/loan fees accretion 4Q20 NIM (TE) 0.02% 0.06% 0.05% 0.02% 5.00% 4.00% 3.00% 2.00% 1.00% 0.00% 4Q19 1Q20 2Q20 3Q20 4Q20 4.69% 3.43% 2.56% 0.76% 4.56% 3.41% 2.53% 0.67% 4.04% 3.23% 2.47% 0.38% 3.95% 3.23% 2.31% 0.30% 3.99% 3.22% 2.23% 0.25% Loan Yield Securities Yield Cost of Fund NIM HNCOCK WHITNEY 18 Line chart Yield / Cost Quarter Month NIM

Key IRR Metrics

Loans

- Loans totaled $24.0 billion at December 31, 2025
  - 41% fixed, 59% variable (includes hybrid ARMs)
    - 73% of variable loans tied to SOFR
    - 23% of variable loans tied to Wall Street Journal Prime
    - 4% of variable loans tied to other indices
- Approximately 5% ($552 million) of the variable rate loan portfolio will strike their index floors at or above a Fed Funds equivalent rate of 2% with a cumulative amount of 24% ($3.0 billion) hitting floor strikes at or above Fed Funds level of 1%

Securities

- Expect to reinvest less than the principal runoff of approximately $300 million during 1Q26 and allow the portfolio to decline as needed

Swaps/Hedges (See slide 34 for more information)

- $1.8 billion of spot and forward-starting receive fixed/pay 1-month SOFR swaps designated as Cash Flow Hedges on the balance sheet; extends loan duration
- $398 million of pay fixed/receive Fed Effective swaps designated as Fair Value Hedges on $432 million of securities; provides OCI protection and flexibility to reposition and/or reprice the hedged assets in a changing rate environment
- During 4Q25, two additional Cash Flow hedges were executed, and no terminations were completed

Deposits

- Deposits totaled $29.3 billion at December 31, 2025
- 76% of deposits are MMDA (excludes PF), savings, or DDA

Cycle-to-date Rate Betas

	Historical Cycles		Current Cycle		
	Rates down (2Q19-4Q20)	Rates Up (1Q22-2Q24)	Rates Down (2Q24-4Q25)	4Q25	Expected Beta 4Q25-4Q26
Total Deposit Betas	31%	37%	29%	17%	40%
IB Deposit Betas	45%	58%	48%	28%	58%
Loan Betas	38%	49%	34%	28%	36%

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Continued Fee Income Growth Noninterest income totaled $107.1 million, up $1.1 million, or 1% linked-quarter Decrease in investment & annuity income and insurance due primarily to lower annuity sales in the fourth quarter of 2025 Increase in other fee income due to higher SBIC income, partially offset by lower syndication fees Noninterest Income Mix 4Q25 $s in millions Lower Mortgage, Specialty Income Partly Offset by Higher Service Fees Noninterest income totaled $82.4 million, down $1.3 million, or 2% linked-quarter Service charges and bank card & ATM fees up primarily due to increased activity, although lower than pre-pandemic levels Secondary mortgage fees continue to be impacted by the favorable rate environment, albeit a lower level of refinance activity compared to previous quarters Other income decrease related to lower levels of specialty income (BOLI) in 4Q20 partially offset by higher derivative income Expect 1Q21 fee income to be down related to anticipated lower levels of specialty income and secondary mortgage fees Secondary Mortgage Fees $11.5 14%Other $12.8 16% Noninterest Income Mix 12/31/20 $s in millions Service Charges on Deposit $19.9 24% Investment & Annuity and Insurance $5.8 7% Trust Fees $14.8 18% Bank Card & ATM Fees $17.6 21% 3Q20 NON INTEREST INCOME SERVICE CHARGES ON DEPOSIT accounts bank card & atm fees investment & annuity income and insurance trust fees secondary mortgage fees other 4q20 Non interest income Pie chart

Expenses Remain Well-Controlled Noninterest expense totaled $217.9 million, up $5.1 million, or 2% linked-quarter, from 3Q25 noninterest expense of $212.8 million Other expenses increased $3.5 million, primarily related to higher advertising, data processing, and other professional services expense A Focus on Expense Control; More Initiatives Underway Noninterest expense totaled $193.1 million, down $2.7 million, or 1% LQ Decline in personnel expense related to savings from efficiency measures taken to-date, including staff attrition and recent financial center closures Increase in other expenses mainly related to nonrecurring hurricane expense and branch closures Expense reduction initiatives to-date Closed 12 financial centers in 4Q20 8 additional financial centers closures announced in 1Q21 Ongoing branch rationalization reviews Closed Wealth Management trust offices in the NE corridor FTE down 210 compared to June 30, 2020 through staff attrition and other initiatives Early retirement package offered to select employees in 1Q21 Expect 1Q21 expenses to be flat as efficiency initiatives continue and offset typical beginning of the year increases; does not include nonrecurring charges for certain initiatives (i.e. early retirement) Noninterest Expense Mix 4Q25 $s in millions

Capital Deployed Through Share Repurchase Program CET1 ratio estimated at 13.66%, down 43 bps linked-quarter Leverage (Tier 1) ratio estimated at 11.17%, down 29 bps linked-quarter TCE ratio 10.06%, up 5 bps linked-quarter Total risk-based capital ratio estimated at 15.46%, down 46 bps linked-quarter 2,543,700 shares of company common stock repurchased during 4Q25 at an average price of $57.62 per share; no shares remain available under previous authority expiring December 31, 2026; new 5% buyback authority reauthorized through December 31, 2026 Tangible Common Equity Ratio Leverage Ratio CET1 Ratio and Tier 1 Risked-Based Capital Ratio Total Risk-Based Capital Ratio December 31, 2025* 10.06% 11.17% 13.66% 15.46% September 30, 2025 10.01% 11.46% 14.09% 15.92% June 30, 2025 9.84% 11.35% 13.97% 15.82% March 31, 2025 10.01% 11.55% 14.48% 16.37% December 31, 2024 9.47% 11.29% 14.14% 15.93% CET1 Ratio 13.66% *Most recent quarter-end regulatory capital ratios preliminary until finalization of our regulatory filings TCE Ratio 10.06%

2026 Forward Guidance

	2025 Actual	FY 2026 Outlook
Loans (EOP)	$24.0B	Expect EOP loans at 12/31/26 to be up mid single digits from 12/31/25 levels
Deposits (EOP)	$29.3B	Expect EOP deposits at 12/31/26 to be up low single digits from 12/31/25 levels
Net Interest Income (te)	$1,119.2MM	Expect NII (te) to be up between 5%-6% from FY25; expect modest NIM expansion in 2026; guidance based on two 25 bp rate cuts in 2026 (April and July)
Adjusted Pre-Provision, Net Revenue (PPNR)*	$679.9MM	Expect adjusted PPNR to be up between 4.5%-5.5% from FY25 adjusted PPNR
Reserve for Credit Losses	$341.7MM, or 1.43% of total loans	Future assumptions in economic forecasts and any change in our own asset quality metrics will drive level of reserves; expect net charge-offs to average loans between 0.15% and 0.25% for full year 2026
Noninterest Income**	$406.4MM	Expect noninterest income to be up 4%-5% from FY25 noninterest income
Adjusted Noninterest Expense*	$845.7MM	Expect noninterest expense to be up 5%-6% from FY25 adjusted noninterest expense; impact from organic growth initiative of approximately 135 basis points and impact from one full year of expenses related to Sabal Trust Company acquisition of approximately 50 basis points
Effective Tax Rate	20.6%	Approximately 20-21%
Efficiency Ratio*	54.78%	Expect to maintain efficiency ratio within the range of 54-55% for FY26

Corporate Strategic Objectives (CSOs) Long-term operating objectives reviewed/updated annually (assumes fed funds at approximately 3.25% for 2028)	3 Year Objective (4Q28)	4Q25 Actual	2025 Actual*
ROA	≥ 1.50%	1.41%	1.41%
TCE	9.00 - 9.50%	10.06%	10.06%
ROTCE	≥ 15%	14.55%	14.63%
Efficiency Ratio*	≤ 55%	54.93%	54.78%

*Refer to appendix for non-GAAP reconciliations; results for FY 2025 adjusted for supplemental disclosure items
**Noninterest income guidance excludes the loss on the January 2026 bond portfolio restructuring

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Appendix and Non-GAAP Reconciliations Appendix and Non-GAAP Reconciliations CHANCOCK WHITNEY

Change YTD 2025 YTD 2024 Change 4Q25 3Q25 4Q24 LQ Prior Year Y-o-Y           EOP Balance Sheet 23,958.4 23,596.6 23,299.4 361.8 659.0 Loans 23,958.4 23,299.4 659.0 8,094.8 7,991.3 7,597.2 103.5 497.6 Securities 8,094.8 7,597.2 497.6 32,218.7 32,532.3 31,857.8 (313.6) 360.9 Earning assets 32,218.7 31,857.8 360.9 35,472.8 35,766.4 35,081.8 (293.6) 391.0 Total assets 35,472.8 35,081.8 391.0                   29,279.8 28,659.8 29,492.9 620.0 (213.1) Deposits 29,279.8 29,492.9 (213.1) 1,017.3 1,891.5 639.0 (874.2) 378.3 Short-term borrowings 1,017.3 639.0 378.3 31,012.7 31,291.9 30,954.2 (279.2) 58.5 Total liabilities 31,012.7 30,954.2 58.5 4,460.1 4,474.5 4,127.6 (14.4) 332.5 Stockholders' equity 4,460.1 4,127.6 332.5                       Avg Balance Sheet       23,715.8 23,425.9 23,248.5 289.9 467.3 Loans 23,366.8 23,630.7 (263.9) 8,484.2 8,383.8 8,257.1 100.4 227.1 Securities (1) 8,346.1 8,222.0 124.1 32,598.3 32,213.6 32,333.0 384.7 265.3 Average earning assets 32,230.8 32,422.6 (191.8) 35,227.3 34,751.2 34,770.7 476.1 456.6 Total assets 34,717.8 34,912.2 (194.4)                   28,816.5 28,492.1 29,108.4 324.4 (291.9) Deposits 28,677.4 29,168.9 (491.5) 1,244.9 1,135.3 672.3 109.6 572.6 Short-term borrowings 969.6 891.4 78.2 30,809.6 30,382.5 30,632.4 427.1 177.2 Total liabilities 30,403.6 30,960.3 (556.7) 4,417.7 4,368.7 4,138.3 49.0 279.4 Stockholders' equity 4,314.2 3,951.9 362.3             5.75% 5.87% 6.02% -12 bps -27 bps Loan yield 5.83% 6.17% -34 bps 2.98% 2.92% 2.71% 6 bps 27 bps Securities yield 2.88% 2.63% 25 bps 2.42% 2.55% 2.87% -13 bps -45 bps Cost of IB deposits 2.54% 3.08% -54 bps 81.83% 82.33% 79.00% -50 bps 283 bps Loan/Deposit ratio - EOP 81.83% 79.00% 283 bps Summary Balance Sheet ($ in millions) (1) Average securities excludes unrealized gain/(loss) Summary Balance Sheet ($ in millions) 4Q20 and YTD 2020 include $2.0 billion and 3Q20 included $2.3 billion in PPP loans, net Average securities excludes unrealized gain /(loss)       Change       4Q20 3Q20 4Q19 LQ PY Line Item YTD 2020 YTD 2019 Y-o-Y           EOP Balance Sheet       $21,789.9 $22,240.2 $21,212.8 ($450.3) $577.1 Loans (1) $21,789.9 $21,212.8 $577.1 7,356.5 7,056.3 6,243.3 300.2 1,113.2 Securities 7,356.5 6,243.3 1,113.2 30,616.3 30,179.1 27,622.2 437.2 2,994.1 Earning Assets 30,616.3 27,622.2 2,994.1 33,638.6 33,193.3 30,600.8 445.3 3,037.8 Total assets 33,638.6 30,600.8 3,037.8                   $27,698.0 $27,030.7 $23,803.6 $667.3 $3,894.4 Deposits $27,698.0 $23,803.6 $3,894.4 1,667.5 1,906.9 2,714.9 (239.4) (1,047.4) Short-term borrowings 1,667.5 2,714.9 (1,047.4) 30,199.6 29,817.7 27,133.1 381.9 3,066.5 Total Liabilities 30,199.6 27,133.1 3,066.5 3,439.0 3,375.6 3,467.7 63.4 (28.7) Stockholders' Equity 3,439.0 3,467.7 (28.7)                             Avg Balance Sheet       $22,065.7 $22,407.8 $21,037.9 ($342.1) $1,027.8 Loans $22,166.5 $20,380.0 $1,786.5 6,921.1 6,389.2 6,201.6 531.9 719.5 Securities (2) 6,398.7 5,864.2 534.5 29,875.5 29,412.3 27,441.5 463.2 2,434.0 Average earning assets 29,235.3 26,476.9 2,758.4 33,067.5 32,685.4 30,343.3 382.1 2,724.2 Total assets 32,391.0 29,125.4 3,265.6                   $27,040.4 $26,763.8 $23,848.4 $276.6 $3,192.0 Deposits $26,212.3 $23,299.3 $2,913.0 1,779.5 1,733.3 2,393.4 46.2 (613.9) Short-term borrowings 1,978.2 1,942.1 36.1 29,660.8 29,333.8 26,869.6 327.0 2,791.2 Total Liabilities 28,957.9 25,822.8 3,135.1 3,406.6 3,351.6 3,473.7 55.0 (67.1) Stockholders' Equity 3,433.1 3,302.7 130.4 3.99% 3.95% 4.69% 4 bps -70 bps Loan Yield 4.13% 4.81% -68 bps 2.23% 2.31% 2.56% -8 bps -33 bps Securities Yield 2.38% 2.62% -24 bps 0.31% 0.39% 1.11% -8 bps -80 bps Cost of IB Deposits 0.57% 1.25% -68 bps 79% 82% 89% -361 bps -1045 bps Loan/Deposit Ratio (Period End) 79% 89% -1045 bps CHANCOCK WHITNEY 26

Balance Sheet Summary 4Q24 1Q25 2Q25 3Q25 4Q25 Average Loans ($MM) 23,249 23,069 23,249 23,426 23,716 Average Total Securities* ($MM) 8,257 8,242 8,272 8,384 8,484 Average Deposits ($MM) 29,108 28,752 28,650 28,492 28,817 Loan Yield (TE) 6.02% 5.84% 5.86% 5.87% 5.75% Cost of Deposits 1.85% 1.70% 1.65% 1.64% 1.57% Tangible Common Equity Ratio 9.47% 10.01% 9.84% 10.01% 10.06% * Average securities excludes unrealized gain/(loss)

Year-Over-Year Loan Growth Bar Chart Loans totaled $24.0 billion, up $659 million, or 3% year-over-year Strong growth driven by strong CRE-owner and ICRE production and continued growth in Equipment Finance 2025 originations of $4.9 billion and net credit line activity of $0.9 billion were partially offset by prepayments of $3.5 billion, scheduled payments / maturities of $1.5 billion Year-Over-Year Waterfall by Activity Type Year-Over-Year Waterfall by Product

ICRE Segmentation Detail and Key Metrics

- ICRE loan portfolio is diversified by asset class, industry and geographic region
- ICRE 18% of total loans and includes a variety of collateral types
- Office-ICRE exposure low at only 3.0% of total loans
  - Office buildings tend to be more mid-rise
  - Approximately 33% of office-ICRE exposure has medical-related tenants
  - Approximately 90% of office exposure is located within our 5-state footprint (AL, FL, LA, MS, TX)
  - 89% of office-ICRE portfolio (by loan count) has exposure of $5 million or less
  - 91% of office-ICRE exposure has some level of guarantor support (corporate, personal, or both)
- Multifamily – ICRE and C&D exposure diverse
  - No rent stabilized properties
  - Approximately 68% of multifamily exposure is located within our 5-state footprint (AL, FL, LA, MS, TX) and Nashville, TN
  - 99% of multifamily (ICRE and C&D) exposure has some level of guarantor support (corporate, personal, or both)

Total Loans ($s in millions)	Outstanding	% of Total Loans	Commitment
Multifamily	$1,108	4.6%	$1,123
Retail	759	3.2%	787
Office	722	3.0%	740
Industrial	637	2.7%	712
Hospitality[1]	428	1.8%	432
Healthcare related properties	411	1.7%	452
Other	144	0.6%	145
Other land loans	59	0.2%	60
1-4 family residential construction	15	0.1%	15
Total ICRE Loans[2]	$4,283	17.9%	$4,466

As of December 31, 2025
[1] Includes hotel, motel and restaurants
[2] Includes ICRE and $510 million healthcare loans outstanding; healthcare loans outstanding primarily included in healthcare related properties, office, and other collateral categories

ICRE Exposure (%) by State
12/31/2025



LA 31%
FL 22%
TX 17%
AL 3%
MS 5%
Multiple States (Footprint) 4%
Other 18%

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EOP Loan Repricing and Maturity ($s in millions) Repricing/Maturity Term (1) Rate Structure 3 months or less 4-12 months 1-3 Years 3-5 Years 5-15 Years Over 15 Years Total Loans (EOP) Variable Rate Fixed Rate Commercial Non-RE $6,144 $351 $886 $1,333 $1,045 $50 $9,809   $6,186 $3,623 CRE-Owner 1,144 78 320 521 1,187 20 3,270 1,109 2,161 CRE- income producing 3,079 122 331 486 263 2 4,283 3,030 1,253 Construction and land development 911 24 70 94 101 39 1,239 907 332 Total Commercial $11,278 $575 $1,607 $2,434 $2,596 $111 $18,601 $11,232 $7,369 Residential mortgages 51 116 174 164 1,491 2,021 4,017 1,633 2,384 Consumer 1,185 42 47 49 15 2 1,340 1,187 153 Total Loans $12,514 $733 $1,828 $2,647 $4,102 $2,134 $23,958 $14,052 $9,906     % of Total 52% 3% 8% 11% 17% 9% 100% 59% 41% Weighed Average Rate 6.51% 5.56% 5.44% 5.92% 4.31% 4.72% 5.81% 6.15% 5.28% (1) Based on maturity date for fixed rate loans 86% of variable rate loans reprice in three months or less $1.2 billion of variable rate mortgages, or 9% of total variable rate loans, reprice in 5 to 15 years

Total Loan Rates and Yield Trends $ in millions Total Loan Rate(1) - Fixed 4.91% 4.98% 5.04% 5.17% 5.24% 5.28% Total Loan Rate(1) - Variable 7.26% 6.77% 6.60% 6.58% 6.52% 6.15% (1) Loan rates represent weighted average coupon rate at end of period (2) Total loan yield includes impact of cash flow hedges (3) New Loan rates represent weighted average coupon rate in the month of origination or first funded balance

Maintaining a Seasoned, Stable, Diversified Deposit Base DDA as a % of total deposits remains strong at 35% at December 31, 2025 Uninsured deposits (adjusted for collateralized public funds) were 38.6% at December 31, 2025, compared to 39.2% at September 30, 2025 The Insured Cash Sweep (ICS) product is available to clients as a way to secure deposits above FDIC limits; balances at December 31, 2025 were $322 million, down from $350 million at September 30, 2025 Repurchase (Repo) agreements are another way for clients to secure deposits; balances at December 31, 2025 were $547 million, compared to $616 million at September 30, 2025 Consumer clients comprise 43% of total deposits (48% including wealth), while commercial clients comprise 39% There were no brokered time deposits at December 31, 2025 or at September 30, 2025

Currently have approximately $19.8 billion in internal and external sources of liquidity if needed Approximately $18.2 billion in remaining net liquidity available at December 31, 2025 There were no brokered time deposits at December 31, 2025 or at September 30, 2025 At December 31, 2025 $ in millions Total Sources Amount Used Net Availability Internal Sources       Free Securities $4,153 $ — $4,153 External Sources FHLB* 6,749 1,452 5,297 FRB-DW 3,307 — 3,307 Brokered Deposits 4,392 — 4,392 Overnight Fed Funds LOCs 1,159 70 1,089 Total Available Sources of Funding $19,760 $1,522 $18,238 Strong Liquidity Position; Multiple Sources of Funding Available At December 31, 2025 $ in millions Cash and O/N $ 695 Cash and O/N as a % of Assets 2.0% Cash and O/N + Net Availability $ 18,933 Uninsured Deposits excl. PF Deposits $ 11,299 Cash and O/N + Net Availability to Adj. Uninsured deposits 167.56% * Amount used includes letters of credit (off balance-sheet)

Summary Income Statement ($ in millions, except for per share data)

4Q25	3Q25	4Q24	Change LQ	Change Prior Year		YTD 2025	YTD 2024	Change Y-o-Y
284.7	282.3	276.3	2.4	8.4	Net interest income (TE)	1,119.2	1,093.0	26.2
13.1	12.7	11.9	0.4	1.2	Provision for credit losses	51.2	52.2	(1.0)
107.1	106.0	91.2	1.1	15.9	Noninterest income	406.4	364.1	42.3
217.9	212.8	202.3	5.1	15.6	Noninterest expense	851.6	819.9	31.7
158.3	160.3	150.5	(2.0)	7.8	Income before income tax	612.4	574.0	38.4
32.7	32.9	28.4	(0.2)	4.3	Income tax expense	126.3	113.2	13.1
125.6	127.5	122.1	(1.9)	3.5	Net income	486.1	460.8	25.3
174.0	175.6	165.2	(1.6)	8.8	Adjusted PPNR (TE)*	679.9	641.0	38.9

125.6	127.5	122.1	(1.9)	3.5	Net income	486.1	460.8	25.3
(0.5)	(0.6)	(0.7)	0.1	0.2	Net Income allocated to participating securities	(2.0)	(3.0)	1.0
125.1	126.9	121.4	(1.8)	3.7	Net Income available to common shareholders	484.1	457.8	26.3
83.8	85.5	86.6	(1.7)	(2.8)	Weighted average common shares - diluted (millions)	85.4	86.6	(1.2)
1.49	1.49	1.40	0.00	0.09	EPS - diluted	5.67	5.28	0.39

3.48%	3.49%	3.41%	-1 bps	7 bps	NIM (TE)	3.47%	3.37%	10 bps
1.41%	1.46%	1.40%	-5 bps	1 bps	ROA	1.40%	1.32%	8 bps
11.28%	11.58%	11.74%	-30 bps	-46 bps	ROE	11.27%	11.66%	-39 bps
54.93%	54.10%	54.46%	83 bps	47 bps	Efficiency ratio*	54.78%	55.36%	-58 bps

*Non-GAAP measure: see slides 35-37 for non-GAAP reconciliations

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Income Statement Summary (as Adjusted*) *Non-GAAP measure: see slides 35-37 for non-GAAP reconciliations   4Q24 1Q25 2Q25 3Q25 4Q25 Adjusted PPNR (TE)* ($000) 165,167 162,443 167,911 175,557 173,956 Net Interest Income (TE) ($000) 276,291 272,711 279,455 282,309 284,675 Net Interest Margin (TE) 3.41% 3.43% 3.49% 3.49% 3.48% Noninterest Income ($000) 91,209 94,791 98,524 106,001 107,131 Adjusted Noninterest Expense* ($000) 202,333 205,059 210,068 212,753 217,850 Efficiency Ratio* 54.46% 55.22% 54.91% 54.10% 54.93% Results *Non-GAAP measures. See slides 29-31 for non-GAAP reconciliations   4Q19 1Q20 2Q20 3Q20 4Q20 Operating PPNR (TE)* ($000) 125,660 115,688 118,518 126,346 130,607 Net Interest Income (TE)* ($000) 236,736 234,636 241,114 238,372 241,401 Net Interest Margin (TE)* 3.43% 3.41% 3.23% 3.23% 3.22% Noninterest Income ($000) 82,924 84,387 73,943 83,748 82,350 Operating Expense* ($000) 194,000 203,335 196,539 195,774 193,144 Efficiency Ratio* 58.88% 62.06% 60.74% 59.29% 58.23% CHANCOCK WHITNEY 27

Current Hedge Positions Cash Flow (CF) Hedges Receive 265 bps versus paying 1-month SOFR on $1.8 billion Two additional hedges were executed while no terminations were made during the fourth quarter of 2025 Total termination value on remaining active CF hedges is approximately ($14) million as of 12/31/2025 Future maturities of existing CF hedges range from February 2026 through September 2030 Fair Value (FV) Hedges No additional FV hedges were terminated or executed in 4Q25 The $398 million of FV hedges reduced the duration (Market price risk) from approximately 5.1 years to 1.1 years on $432 million in hedged securities FV hedges become fully effective beginning January 2025 through July 2026; with an average pay fixed rate of 1.84% and receive variable rate at FF effective (resulting in these bonds being a variable rate of FF plus 45 bps) $249 million, of the $398 million in FV hedges, became effective in 2025 and contributed to the total portfolio yield Current termination value of FV hedges is approximately $24 million at 12/31/2025 When FV hedges are terminated, the value of each hedge is an adjustment to the book value of the underlying security, thereby changing its current book yield and extending its duration

PPNR (TE) and Adjusted PPNR (TE) Reconciliation   Three Months Ended Twelve Months Ended (in thousands) 4Q25 3Q25 2Q25 1Q25 4Q24 2025 2024 Net Income (GAAP) $125,572 $127,466 $113,531 $119,504 $122,074 $486,073 $460,815 Provision for credit losses 13,145 12,651 14,925 10,462 11,912 51,183 52,167 Income tax expense 32,734 32,869 31,048 29,671 28,446 126,322 113,158 Pre-provision net revenue 171,451 172,986 159,504 159,637 162,432 663,578 626,140 Taxable equivalent adjustment* 2,505 2,571 2,496 2,806 2,735 10,378 11,086 Pre-provision net revenue (TE)* 173,956 175,557 162,000 162,443 165,167 673,956 637,226 Adjustments from supplemental disclosure items               Sabal Trust Company acquisition expense — — 5,911 — — 5,911 — FDIC special assessment — — — — — — 3,800 Adjusted pre-provision net revenue (TE)* $173,956 $175,557 $167,911 $162,443 $165,167 $679,867 $641,026 Total Revenue (TE), Operating PPNR (TE) Reconciliations Taxable equivalent (TE) amounts are calculated using a federal income tax rate of 21%. Three Months Ended (in thousands) 12/31/2020 9/30/2020 6/30/2020 3/31/2020 12/31/2019 Net interest income $238,286 $235,183 $237,866 $231,188 $233,156 Noninterest income 82,350 83,748 73,943 84,387 82,924 Total revenue $320,636 $318,931 $311,809 $315,575 $316,080 Taxable equivalent adjustment 3,115 3,189 3,248 3,448 3,580 Total revenue (TE) $323,751 $322,120 $315,057 $319,023 $319,660 Noninterest expense (193,144) (195,774) (196,539) (203,335) (197,856) Nonoperating expense — — — — 3,856 Operating pre-provision net revenue $130,607 $126,346 $118,518 $115,688 $125,660CHANCOCK WHITNEY 31 *Taxable equivalent (TE) amounts are calculated using a federal tax rate of 21% Adjusted Noninterest Expense   Three Months Ended Twelve Months Ended (in thousands) 4Q25 3Q25 2Q25 1Q25 4Q24 2025 2024 Noninterest expense (GAAP) $217,850 $212,753 $215,979 $205,059 $202,333 $851,641 $819,910 Adjustments from supplemental disclosure items               Sabal Trust Company acquisition expense — — (5,911) — — (5,911) — FDIC special assessment — — — — — — (3,800) Adjusted noninterest expense $217,850 $212,753 $210,068 $205,059 $202,333 $845,730 $816,110

Adjusted Efficiency Ratio

	Three Months Ended					Twelve Months Ended	
(in thousands)	4Q25	3Q25	2Q25	1Q25	4Q24	2025	2024
Net interest income	$282,170	$279,738	$276,959	$269,905	$273,556	$1,108,772	$1,081,921
Noninterest income	107,131	106,001	98,524	94,791	91,209	406,447	364,129
Total GAAP revenue	389,301	385,739	375,483	364,696	364,765	1,515,219	1,446,050
Taxable equivalent adjustment*	2,505	2,571	2,496	2,806	2,735	10,378	11,086
Total revenue (TE)*	$391,806	$388,310	$377,979	$367,502	$367,500	$1,525,597	$1,457,136
GAAP Noninterest expense	$217,850	$212,753	$215,979	$205,059	$202,333	$851,641	$819,910
Amortization of Intangibles	(2,622)	(2,694)	(2,524)	(2,113)	(2,206)	(9,953)	(9,413)
Adjustments from supplemental disclosure items							
Sabal Trust Company acquisition expense	—	—	(5,911)	—	—	(5,911)	—
FDIC special assessment	—	—	—	—	—	—	(3,800)
Adjusted noninterest expense less amortization of intangibles	$215,228	$210,059	$207,544	$202,946	$200,127	$835,777	$806,697
Efficiency Ratio**	54.93%	54.10%	54.91%	55.22%	54.46%	54.78%	55.36%

*Taxable equivalent (TE) amounts are calculated using a federal tax rate of 21%

** The efficiency ratio is noninterest expense to total net interest income (TE) and noninterest income, excluding amortization of purchased intangibles and supplemental disclosure items noted above

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Adjusted Earnings Per Share - Diluted

	Twelve Months Ended	
(in thousands)	2025	2024
Net Income (GAAP)	486,073	$460,815
Net income allocated to participating securities	(2,042)	(3,027)
Net income available to common shareholders	$484,031	$457,788
Supplemental disclosure items, net of income tax*	4,670	3,002
Supplemental disclosure items allocated to participating securities	(20)	(22)
Adjusted net income allocated to participating securities	$488,681	$460,768
Weighted average common shares - diluted	85,440	86,648
Earnings per share - diluted	$5.67	$5.28
Adjusted earnings per share - diluted	$5.72	$5.31

Adjusted ROA and ROTCE

	Three Months Ended			Twelve Months Ended	
(in thousands)	4Q25	3Q25	4Q24	2025	2024
Average total assets	$35,227,286	$34,751,209	$34,770,663	$34,717,808	$34,912,199
Average common stockholders' equity	$4,417,711	$4,368,746	$4,138,326	$4,314,183	$3,951,871
Average goodwill and other intangible assets	(993,742)	(996,408)	(891,741)	(960,738)	(895,200)
Average tangible common equity	$3,423,969	$3,372,338	$3,246,585	$3,353,445	$3,056,671
Net income (GAAP)	$125,572	$127,466	$122,074	$486,073	$460,815
Supplemental disclosure items, net of income tax*	—	—	—	4,670	3,002
Adjusted Net Income	$125,572	$127,466	$122,074	$490,743	$463,817
ROA	1.41%	1.46%	1.40%	1.40%	1.32%
Adjusted ROA	1.41%	1.46%	1.40%	1.41%	1.33%
ROTCE	14.55%	15.00%	14.96%	14.49%	15.08%
Adjusted ROTCE	14.55%	15.00%	14.96%	14.63%	15.17%

*Supplemental disclosure items, net of income tax impact calculated using federal tax rate of 21%

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Fourth Quarter 2025 Earnings Conference Call 1/20/2026 HANCOCK WHITNEY